Exhibit 4.13

Translation

SUPPLEMENTARY AGREEMENT (17) TO POLYSILICON SUPPLY CONTRACT

Party A’s Contract No.: TCZ-A1130-0803-CGC-120-2012-3-9

This Agreement is entered into by and between the following parties on October 26, 2012:

Buyer: Changzhou Trina Solar Energy Co., Ltd. (“Party A”)

Address: No.2 Tianhe Road, Trina PV Industrial Park, Xinbei District, Changzhou, Jiangsu

Seller:    Changzhou GCL Photovoltaic Technology Co., Ltd. (“Party B”)

Address: No.1 Xinsi Road, Xinbei District, Changzhou

Jiangsu GCL Silicon Material Technology Development Co., Ltd. (“Party C”)

Address: No.88 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu

Taicang GCL Photovoltaic Technology Co., Ltd. (“Party D”)

Address: North Side of Yingang Road, Port Development Zone, Taicang, Jiangsu

Suzhou GCL Photovoltaic Technology Co., Ltd. (“Party E”)

Address: No. 68 Kunlunshan Road, New & Hi-tech Industrial Development Zone, Suzhou

Yangzhou GCL Photovoltaic Technology Co., Ltd. (“Party F”)

Address: Wing Building, Development Mansion, No. 108 Weiyang Road, Yangzhou

Whereas, Party A and Party B signed the Supplementary Agreement (15) to Polysilicon Supply Contract (Contract No.: TCZ-A1130-0803-CGC-120-2012-3, hereinafter referred to as the “Original Contract 1”) on March 22, 2012 in connection with the supply of silicon wafers in 2012; Party A and Party B, Party C, Party D, Party E, Party F signed the Supplementary Agreement (14) to Polysilicon Supply Contract (Contract No.: TCZ-A1108-0808-CGC-120-24, hereinafter referred to as the “Original Contract 2”) on July 4, 2012; and Party A and Party B, Party C, Party D, Party E, Party F have performed their obligations and exercised their rights in connection with the sales and purchase of silicon wafers under such Supplementary Agreements.

With a view to having long-term strategic cooperation, after thorough consultation on an equal and voluntary basis, and subject to the acknowledgement by the parties that the Seller has performed its contractual obligations as agreed and that such provisions under Original Contract 1 and Original Contract 2 that are not amended by this Agreement remain valid, the Seller and the Buyer hereby enter into the following supplementary agreement (this “Agreement”) regarding such matters as the price, quantities, offset of advance payment, etc. for the silicon wafers to be purchased in the fourth quarter of 2012 for mutual compliance:

I.                Price of the Silicon Wafers

The Buyer purchased 40 million pieces of 156 polysilicon wafers in a lump sum in October 2012, of which 27.5 million pieces were purchased at the price of RMB [****]† / piece (tax-inclusive), while the other 12.5 million pieces were purchased at the price of RMB [****]† / piece (tax-inclusive). Such portion of purchase is counted into the quantity of silicon wafers to be purchased by the Buyer from the Seller under the long-term agreement.

II.           Payment and Delivery

The Seller agrees that the advance payment in RMB [****]† ([****]†) can be offset for the purchase prices of such 40 million pieces of silicon wafers, and the remaining payment of RMB [****]† ([****]†) shall be made by bank wire transfer within 90 days following the date of this Agreement. The Seller shall complete the delivery by batches before October 31, 2012, and shall be responsible for transporting the goods to the location in Jiangsu designated by the Buyer.

III.      Waiver of Default Liabilities

With a view to having long-term strategic cooperation, after thorough consultation on an equal and voluntary basis, subject to the satisfaction of all the conditions as set out below, the Seller and the Buyer agree to exempt each other from all the defaults and liabilities for indemnification incurred before December 31, 2012 in connection with Original Contract 1 and Original Contract 2:

1.     The Buyer has made the payment to the Seller in full pursuant to the provisions of this Agreement;

2.     The Buyer no longer owed any liabilities to the Seller (and its affiliates), i.e. the Buyer shall pay off, within 10 business days following the date of this Agreement, the price of silicon wafers that falls due prior to the date of this Agreement in RMB 20,263,824 (TWENTY MILLION TWO HUNDRED AND SIXTY THREE THOUSAND EIGHT HUNDRED AND TWENTY FOUR).

For avoidance of any doubt, taking into account that each entity as the Seller is a legal person independent from others, the parties to this Agreement agree that each entity as the Seller does not assume joint and several liability for others and is solely responsible for performing its own obligations to deliver silicon wafers.

IV.  This Agreement constitutes an integral part of Original Contract 1 and Original Contract 2. Any matters not covered hereby shall be subject to the provisions of Original Contract 1 and Original Contract 2. In case of any conflict between this Agreement and Original Contract 1 or Original Contract 2, this Agreement shall prevail. This Agreement shall take effect after being sealed by the Seller and the Buyer. This Agreement shall be executed in eight original copies, of which the Buyer shall keep two copies and the Seller shall keep six copies. Each copy shall have the same legal effect.

(Signature Page with No Text Below)

†                 This portion of the Supplementary Agreement (17) to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Exchange Act of 1934.

Buyer: Party A	Sellers: Party B, Party C, Party D, Party E and Party F

Party A: Changzhou Trina Solar Energy Co., Ltd. (Company Seal)	Party B: Changzhou GCL Photovoltaic Technology Co., Ltd. (Company Seal)

Signing Representative: (Signature)	Signing Representative: (Signature)

/s/	/s/
[Company Seal is Affixed]	[Company Seal is Affixed]

Date: October 31, 2012	Date: November 5, 2012

Party C: Jiangsu GCL Silicon Material Technology Development Co., Ltd. (Company Seal)

Signing Representative: (Signature)

/s/
[Company Seal is Affixed]

Date: November 5, 2012

Party D: Taicang GCL Photovoltaic Technology Co., Ltd. (Company Seal)

Signing Representative: (Signature)

/s/
[Company Seal is Affixed]

Date: November 5, 2012

Party E: Suzhou GCL Photovoltaic Technology Co., Ltd. (Company Seal)

Signing Representative: (Signature)

/s/
[Company Seal is Affixed]

Date: November 5, 2012

Party F: Yangzhou GCL Photovoltaic Technology Co., Ltd. (Company Seal)

Signing Representative: (Signature)

/s/
[Company Seal is Affixed]

Date: November 5, 2012